Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:
Adolor Corporation	Sam Brown, Inc. (media)
Lizanne Wentz	Andrea Johnston (910) 681-1088
Corporate Communications	Stern Investor Relations (investors)
(484) 595-1500	Lilian Stern (212) 362-1200

ADOLOR REPORTS INITIAL RESULTS FROM GSK EUROPEAN PHASE 3 STUDY OF ALVIMOPAN

EXTON, PA, December 23, 2004 — Adolor Corporation (Nasdaq: ADLR) reported today initial top-line results from a Phase 3 clinical study (SB-767905/001), Study 001, of alvimopan capsules for the management of postoperative ileus (POI). Study 001 was conducted in Europe, Australia and New Zealand by GlaxoSmithKline (GSK) to support a Marketing Authorization Application (MAA) in the European Union. GSK and Adolor are collaborating on the worldwide development and commercialization of alvimopan.

The primary endpoint (GI3) of the study is the time to recovery of GI function, as defined by the later of the following two events: time from surgery until the patient first tolerates solid foods (an indicator of upper GI recovery) and time from surgery until the patient first passes flatus or has a bowel movement (indicators of lower GI recovery). Primary endpoint results were (Cox proportional hazard model) for the 6 mg group, hazard ratio = 1.22 (P=0.042); and for the 12 mg group, hazard ratio = 1.13 (P=0.20), each as compared to the placebo group. These results are not statistically significant; due to the multiple dose comparison to a single placebo group, a P-value of less than 0.025 would be required in the 6 mg dose group to be considered statistically significant. Secondary endpoints included an additional measure of time to recovery of gastrointestinal function (GI2), which measures GI recovery based on tolerating solid food and bowel movement. Results in GI2 were (Cox proportional hazard model) for the 6 mg group, hazard ratio = 1.39; (P<0.001); and for the 12 mg group, hazard ratio = 1.30; (P=0.008), each statistically significant as compared to the placebo group. Differences in favor of the alvimopan treatment groups as compared to placebo were observed in the secondary endpoint of time to hospital discharge order written but were not statistically significant.

Alvimopan was generally well tolerated in this study.

“I was pleased to see that, although the study did not achieve statistical significance in the primary endpoint, it did achieve statistical significance in some key secondary endpoints such as GI2,” commented Dr. Yvonne Greenstreet, Senior Vice President, Medicine

Development Centre at GlaxoSmithKline. “These key results and the safety profile validate observations in previous studies. There are a number of findings in Study 001 that highlight differences in peri-operative management of bowel resection patients between the U.S. and Europe, and GSK will continue to analyse and evaluate the results of this study.”

About Study SB-767905/001

•	Study SB-797905/SB-767905/001 is a multi-center, randomized, double-blind, placebo controlled parallel group clinical trial that enrolled a total of 911 subjects-741 bowel resection patients and 170 radical hysterectomy patients. This latter group is not included in the primary analysis.

•	The top-line results reported today are from the bowel resection subjects who were pre-specified as the primary population for the analysis.

•	Under the study protocol, patients were randomized into three arms to receive placebo, 6 mg, or 12 mg doses of alvimopan orally two hours prior to surgery, and then twice a day beginning on the first postoperative day until hospital discharge or for a maximum of seven days.

•	The primary composite endpoint (GI3) of the study is the time to recovery of GI function, as defined by the later of the following two events: time from surgery until the patient first tolerates solid foods (an indicator of upper GI recovery) and time from surgery until the patient first passes flatus or has a bowel movement (indicators of lower GI recovery).

•	The secondary composite endpoint of GI2 is defined as the later of tolerating solid food and first bowel movement.

About Alvimopan (Entereg (TM))

Alvimopan is an investigational peripherally-restricted mu opioid receptor antagonist designed to block the negative effects of opioids, like morphine, on the gastrointestinal system without interfering with the analgesic effects on the central nervous system. It is the first of this new class with a New Drug Application (NDA) that has been accepted for review by the U.S. Food and Drug Administration (FDA). The FDA Prescription Drug User Fee Act (PDUFA) target action date for the NDA for Entereg (TM) is April 25, 2005.

About Postoperative Ileus (POI)

Many patients undergoing abdominal surgery experience transient gastrointestinal impairment. This condition, known as postoperative ileus, may be exacerbated and prolonged by multiple factors including the use of opioid analgesics for pain relief. POI is characterized by abdominal distension and pain, nausea and vomiting, reduced desire to eat, and an inability to pass gas or stool. POI is a major contributor to prolonged hospital stays. Consequently, POI represents a substantial burden on healthcare resources.

Despite the negative impact, there have been few advances in the treatment of POI since the introduction of nasogastric decompression over 100 years ago, which has limited effectiveness and is uncomfortable for patients. Currently, there are no drugs approved for the management of POI.

Alvimopan Collaboration

Adolor Corporation and GlaxoSmithKline are collaborating on the worldwide development and commercialization of alvimopan for POI, opioid-induced bowel dysfunction (OBD) associated with extended use of opioids to treat chronic pain, chronic idiopathic constipation not associated with opioid use, and irritable bowel syndrome (constipation predominant).

About Adolor Corporation

Adolor Corporation (Nasdaq: ADLR) is a biopharmaceutical company specializing in the discovery, development and commercialization of novel prescription pain management products. Entereg (alvimopan) is Adolor’s lead product candidate. Adolor is developing a sterile lidocaine patch which is in Phase 2 clinical development for post-incisional pain. Adolor Corporation also has a number of discovery research programs focused on the identification of novel compounds for the treatment of pain. By applying its knowledge and expertise in pain management, along with ingenuity, Adolor Corporation is seeking to make a positive difference for patients, caregivers and the medical community. For more information, visit www.adolor.com.

Adolor Forward-Looking Statements

This release, and oral statements made with respect to information contained in this release, constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include those which express plan, anticipation, intent, contingency or future development and/or otherwise are not statements of historical fact. These statements are based upon management’s current expectations and are subject to risks and uncertainties, known and unknown, which could cause actual results and developments to differ materially from those expressed or implied in such statements. Such known risks and uncertainties relate to, among other factors: the risk that the results of the GSK European Phase 3 study do not support the filing of an MAA for Entereg in Europe; the risk that Adolor may not obtain FDA approval for Entereg(TM), whether due to the adequacy of the results of the Studies 14CL302, 14CL306, 14CL308 and 14CL313 to support FDA approval of Entereg(TM), the results from other clinical trials of Entereg(TM), including the GSK European Phase 3 Study, the adequacy of the development program, the conduct of the clinical trials, changing regulatory requirements, different methods of evaluating and interpreting data, reliance on third party manufacturers, adverse safety findings or otherwise; the risk that the FDA may not agree with Adolor’s analyses of Studies 14CL302, 14CL306, 14CL308 and 14CL313 and may evaluate the results of these studies by different methods or conclude that the results from the studies are not statistically significant, clinically meaningful or do not support safety or that there were human errors in the conduct of the studies or otherwise; the risk that the FDA will not meet the PDUFA target action date for the Entereg(TM) NDA or that the target action date of April 25, 2005 is extended; the costs, delays and uncertainties inherent in scientific research, drug development, clinical trials and the regulatory approval process; Adolor’s history of operating losses since inception and its need for additional funds to operate its business; Adolor’s reliance on its collaborators, including GlaxoSmithKline in connection with the development and commercialization of Entereg(TM); market acceptance of Adolor’s products, if regulatory approval is achieved; competition; securities litigation; and other risk factors detailed from time to time in reports filed by Adolor with the Securities and Exchange Commission.

Further information about these and other relevant risks and uncertainties may be found in Adolor’s filings with the SEC, including but not limited to Adolor’s Report on Form 10-Q for the quarter ended September 30, 2004 filed November 2, 2004, Report on Form 10-Q for the quarter ended June 30, 2004 filed August 4, 2004, Report on Form 10-Q for the quarter ended March 31, 2004 filed May 4, 2004 and Adolor’s Annual Report on Form 10-K for the year ended December 31, 2003 filed March 4, 2004. Adolor urges you to carefully review and consider the disclosures found in its filings which are available in the SEC EDGAR database at http://www.sec.gov and from Adolor at http://www.adolor.com. Given the uncertainties affecting pharmaceutical companies in the development stage, you are cautioned not to place undue reliance on any such forward-looking statements, any of which may turn out to be wrong due to inaccurate assumptions, unknown risks, uncertainties or other factors. Adolor undertakes no obligation to (and expressly disclaims any such obligation to) publicly update or revise the statements made herein or the risk factors that may relate thereto whether as a result of new information, future events, or otherwise.

# # #

4